                                                                     EXHIBIT 2.5

                               LOCK-UP AGREEMENT

        This LOCK-UP AGREEMENT (the "Agreement") is entered into as of January 25, 2000 by and among QUALCOMM INCORPORATED, a Delaware corporation ("Parent") and WALTER BELL ("Securityholder"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement (as defined below).

                                    RECITALS

        A. Securityholder is the holder of the shares of Company Common Stock, Company Preferred Stock and/or Company Options set forth on the signature page hereof (collectively, the "Company Securities").

        B. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of January 25, 2000 (the "Merger Agreement"), Parent, Falcon Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") and SnapTrack, Inc., a California corporation (the "Company"), Parent will acquire the Company by way of a reverse triangular merger whereby Merger Sub will merge with and into the Company (the "Merger") and the Company will become a wholly owned subsidiary of Parent.

        C. In connection with and as a result of the Merger, Securityholder will receive shares of Parent Common Stock in exchange for or upon exercise of the Company Securities.

        D. In connection with the Merger, Securityholder will become a key employee of Parent and will be instrumental in assisting Parent in the transition of the business of the Company to Parent.

        E. In connection with the Merger, Securityholder is entering into a noncompetition agreement with Parent (the "Noncompetition Agreement") whereby Securityholder has agreed, among other things, to refrain from engaging in certain competitive activities, as defined therein.

        F. Concurrent with the Closing, Parent, Securityholder and the Escrow Agent (as defined herein), shall enter into an Escrow Agreement which shall set forth certain agreements among the parties with respect to the matters contemplated hereby (the "Escrow Agreement").

        G. In order to enable Parent to secure the benefits of the Merger and to induce Parent to enter into the Merger Agreement, Parent has required as a condition to the consummation of the Merger that Securityholder enter into this Agreement; and Securityholder hereby is entering into this Agreement to induce Parent to enter into the Merger Agreement.

                                    AGREEMENT

        NOW, THEREFORE, the parties hereto agree as follows:

1.      DEFINITIONS. As used in this Agreement:

        (a) "CAUSE" shall mean the occurrence of any of the following: (i) gross negligence or willful misconduct in the performance of Securityholder's duties to Parent where such gross


                                       1.


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negligence or willful misconduct has resulted or is likely to result in substantial and material damage to Parent or its subsidiaries, (ii) repeated unexplained or unjustified absence from Parent, (iii) a material and willful violation of any federal or state law, rule or regulation, (iv) commission of any act of fraud with respect to Parent, (v) conviction of a felony or a crime involving moral turpitude causing material hard to the standing and reputation of Parent, in each case as determined in good faith by the Board of Directors of Parent, or (vi) breach of any material element of the Company's Confidential Information and Invention Assignment Agreement, Parent's Proprietary Information and Inventions Agreement or the Noncompetition Agreement entered into between Securityholder and Parent.

        (b) "CONSTRUCTIVE TERMINATION" shall mean Securityholder's voluntary termination upon 30 days prior written notice to Parent, following (i) any reduction of Securityholder's base compensation provided by Parent (other than in connection with a general decrease in base salaries for most officers of Parent), (ii) Securityholder's refusal to relocate to a facility or location more than 30 miles from the Company's current location, or (iii) a material reduction of Securityholder's responsibilities with Parent after the Closing; provided that Securityholder understands and agrees that in connection with the Merger, Securityholder will assume a new title and responsibilities that may be different than the title or responsibilities which Securityholder now has with the Company and such new title and responsibilities with Parent will not be deemed to be a Constructive Termination unless the new responsibilities reflect a material reduction of Securityholder's responsibilities which Securityholder now has with the Company.

        (c) "DISABILITY" shall mean total and permanent disability as defined in
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

        (d) "SECURITYHOLDER SHARES" shall mean any and all shares of Parent Common Stock which Securityholder receives or has the right to receive in the Merger (including all shares of Parent Common Stock received in exchange for shares of Company Common Stock and Company Preferred Stock held by Securityholder and all shares of Parent Common Stock which Securityholder has the right to receive upon the exercise of any Company Options held by Securityholder (including any shares of Parent Common Stock issued into or held in escrow pursuant to the terms of the Merger Agreement and the Escrow Agreement)), other than Company Options to acquire up to 5,000 shares of Company Common Stock.

        (e) A Securityholder shall be deemed to have effected a "TRANSFER" of Lock-Up Shares if such Securityholder directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale, pledge, encumbrance, transfer or disposition of, of grant of an option with respect to, such Lock-Up Shares or interest therein.

        (f) "TRANSFERABLE SHARES" shall mean 50% of the Securityholder Shares; provided that for purposes of determining the Securityholder Shares which Securityholder is entitled to Transfer in any Quarter (as defined below), only that number of shares of Parent Common Stock subject to Company Options held by Securityholder which have vested as of such Quarter shall be included.


                                       2.


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2.      ESTABLISHMENT OF ESCROW; SALES OF SECURITYHOLDER SHARES.

        (a) (i) Upon the Closing of the Merger, Parent shall deliver to Harris Trust Company of California or such other national bank or trust company as the parties shall mutually agree (the "Escrow Agent"), all of the Securityholder Shares (other than the Securityholder Shares that will be placed in Escrow pursuant to Section 1.10 of the Merger Agreement) to be held in escrow for the account of the Securityholder, and (ii) upon the termination of the Escrow Period, the Securityholder Shares that were placed in escrow at the Closing of the Merger shall be delivered to the Escrow Agent to be held in escrow for the account of the Securityholder (the Securityholder Shares to be delivered to the Escrow Agent pursuant to clauses (i) and (ii) above shall be collectively referred to herein as the "Escrow Amount").

        (b) At any time following the Closing, Securityholder shall have the right to direct the Escrow Agent to Transfer all or any portion of the Transferable Shares held by the Escrow Agent. As part of the foregoing authorization to Transfer, Securityholder shall be permitted to designate which of the Transferable Shares shall be Transferred by the Escrow Agent on behalf of the Securityholder. All proceeds from any such Transfers of Transferable Shares (and all interest, dividends or other property received with respect thereto) (the "Proceeds") shall be added to the Escrow Amount, shall be held by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement, and shall be included in all calculations of the Escrow Amount for the purposes of Section 3 hereof. Securityholder shall have the right to control and direct the investment of the Proceeds in any manner Securityholder deems appropriate.

        (c) Securityholder shall not be entitled to Transfer any Securityholder Shares except as expressly permitted by Section 3.

3.      WITHDRAWAL OF PROCEEDS; RESTRICTIONS ON TRANSFER OF LOCK-UP SHARES.

        (a) Except as otherwise expressly permitted herein, Securityholder shall not be entitled to withdraw any of the Securityholder Shares or Proceeds from the Escrow Amount except as follows: during each of the initial three three-month periods (each such three-month period being referred to as a "Quarter") immediately following the Closing, Securityholder shall be entitled to withdraw not more than either twenty percent (20%) of the Transferable Shares or Proceeds received from the Transfer of twenty percent (20%) of the Transferable Shares and during the fourth Quarter following the Closing, Securityholder shall be entitled to withdraw the remaining Transferable Shares or Proceeds received from the Transfer of the remaining Transferable Shares; provided that the aggregate amount of Transferable Shares and Proceeds received from the Transfer of Transferable Shares which Securityholder is entitled to withdraw in any Quarter but which Securityholder does not withdraw in such Quarter shall be added to the Transferable Shares and Proceeds which Securityholder is entitled to withdraw in the next succeeding Quarter.

        (b) Except as set forth above, the restrictions on the Transfer of all Escrow Amounts shall terminate, and Securityholder shall be entitled to Transfer all Escrow Amounts held by the Escrow Agent, on the date that is the earlier of
(1) the first day of the sixth Quarter subsequent to the Closing (the "Release Date"), and (2) the death or Disability of Securityholder; provided


                                       3.


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however that, if, prior to last day of the fifth Quarter following the Closing,
Securityholder's employment with Parent terminates for any reason (other than death or Disability) or for no reason, other than a termination by Parent without Cause or by Securityholder by reason of a Constructive Termination, then in such event, the Release Date shall instead be the date that is one year following the date of such termination.

4.      LEGEND; STOP TRANSFER INSTRUCTIONS.

        (a) LEGENDS. In addition to any legends that may be appropriate under federal and state securities laws, each certificate representing Lock-Up Shares (whether such certificate is issued in connection with the Closing or upon the exercise of Company Options) shall bear a legend in the following form:

        "THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE LOCK-UP AGREEMENT DATED AS OF JANUARY 25, 2000 BETWEEN THE ISSUER AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER."

        (b) STOP-TRANSFER INSTRUCTIONS. Parent shall issue stop transfer instructions to Parent's transfer agent with respect to the Lock-Up Shares instructing such transfer agent to prohibit such shares from being transferred without prior written instructions from Parent.

5.      REPRESENTATIONS AND WARRANTIES OF SECURITYHOLDER.

        (a) AUTHORIZATION, ETC. Securityholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform his obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Securityholder and constitutes the legal, valid and binding obligation of Securityholder, enforceable against Securityholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        (b) NO CONFLICTS OR CONSENTS. The execution and delivery of this Agreement by Securityholder do not, and the performance of this Agreement by Securityholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Securityholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other person or entity (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Lock-Up Shares pursuant to, any contract to which Securityholder is a party or by which Securityholder or any of his affiliates or properties is or may be bound or affected. The execution and delivery of this agreement by Securityholder do not, and the performance of this Agreement by Securityholder will not, require any consent or approval of any person or entity.


                                       4.


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        (c) TITLE TO COMPANY SECURITIES. As of the date of this Agreement: (i)
Securityholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock and Company Preferred Stock set forth on the signature page hereof; (ii) Securityholder holds (free and clear of any encumbrances or restrictions) the Company Options, set forth on the signature page hereof; and (iii) Securityholder does not directly or indirectly own (beneficially or otherwise) any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options set forth on the signature page hereof.

        (d) ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement (i) are accurate in all respects as of the date of this Agreement, and (ii) will be accurate in all respects at all times through the Release Date (other than with respect to the number of shares of Company Common Stock and Company Options owned by the Securityholder).

6.      MISCELLANEOUS

        (a) SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements made by Securityholder in this Agreement shall survive
(i) the consummation of the Merger, and (iii) the Release Date.

        (b) INDEMNIFICATION. Securityholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (b) any failure on the part of Securityholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement.

        (c) TERMINATION. This Agreement shall terminate and be of no further force or effect in the event the Merger Agreement is validly terminated prior to the Effective Time of the Merger. In addition, this Agreement, the Escrow Agreement and the restrictions on Transfer of the Securityholder Shares shall terminate and be of no further force or effect, and any property then comprising the Escrow Amount shall be released in full to the Securityholder immediately upon the termination of Securityholder's employment with Parent, but only if such termination shall be (i) by the Company without Cause, (ii) following a Constructive Termination, or (iii) following the death or Disability of Securityholder.

        (d) SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part


                                       5.

thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

        (e) SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Securityholder agrees that, in the event of any breach or threatened breach by Securityholder of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Securityholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this
Section 6(d), and Securityholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        (f) GOVERNING LAW; VENUE.

               (i) This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws). Any legal action relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of California, County of San Diego or County of San Francisco.

               (ii) SECURITYHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

        (g) COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


                                       6.


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        IN WITNESS WHEREOF, Parent and Securityholder have caused this Agreement to be executed as of the date first written above.

                                       QUALCOMM INCORPORATED

                                       By: /s/ Steve Altman
                                          ---------------------------------

                                       Name: Steve Altman
                                            -------------------------------

                                       Title: Executive Vice President
                                             ------------------------------



                                       Name: /s/ Walter Bell
                                            -------------------------------

                                       Address:3 Fremontin, CA
                                               ----------------------------

                                       Facsimile: (408) 556-0404
                                                 --------------------------


                                                COMPANY OPTIONS,
                           SHARES HELD OF       COMPANY WARRANTS
                               RECORD           AND OTHER RIGHTS
                               ------           ----------------
Common Stock:                 171,875                78,125

Series A Preferred                                   35,000
Stock:

Series B Preferred
Stock

Series C Preferred
Stock

Series D Preferred
Stock


                                       7.